UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

KELLY SERVICES, INC.
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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
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(Address of principal executive offices)
(Zip Code)

(248) 362-4444
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(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on May 11, 2016. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.

Proposal 1
All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

	Number of Shares	Number of Shares
Name of Nominee	Voted “For”	Voted “Withheld”	Broker Non-Votes
Terence E. Adderley	3,344,679	41,631	23,729
Carol M. Adderley	3,344,679	41,631	23,729
Carl T. Camden	3,344,931	41,379	23,729
Robert S. Cubbin	3,352,565	33,745	23,729
Jane E. Dutton	3,352,565	33,745	23,729
Terrence B. Larkin	3,352,565	33,745	23,729
Conrad L. Mallett, Jr.	3,352,565	33,745	23,729
Leslie A. Murphy	3,383,040	3,270	23,729
Donald R. Parfet	3,344,931	41,379	23,729
Hirotoshi Takahashi	3,352,565	33,745	23,729
B. Joseph White	3,344,931	41,379	23,729

Proposal 2
The stockholders approved, by non-binding vote, compensation paid to named executive officers with the following vote:

Shares voted “For”	3,350,358
Shares voted “Against”	35,952
Shares abstained from voting	—
Broker non-votes	23,729

Proposal 3
A proposal to ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved with the following vote:

Shares voted “For”	3,406,764
Shares voted “Against”	3,270
Shares abstained from voting	5
Broker non-votes	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: May 12, 2016

/s/ James M. Polehna
James M. Polehna

Vice President and Corporate Secretary

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